UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

Information Required in Proxy Statement

Schedule 14a Information

Proxy Statement Pursuant to Section 14(a) of The Securities Exchange Act of 1934

(Amendment No.  )

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THE STEAK N SHAKE COMPANY
(Name of Registrant as Specified in Its Charter)

xxx
(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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EXPLANATORY NOTE

The sole reason for this filing is to make certain corrections to the Security Ownership of Certain Beneficial Owners and Management Table and related footnotes appearing on page 18 of the definitive proxy statement (the “Proxy”), dated March 8, 2010, for the Annual Meeting of Shareholders of The Steak n Shake Company (the “Company”) to be held on April 8, 2010.

The Security Ownership of Certain Beneficial Owners and Management Table appearing in the proxy statement inadvertently omitted GAMCO Investors, Inc and Dimensional Fund Advisors LP, each as a beneficial owner of more than 5% of the Company’s common stock.

The following table shows, as of March 1, 2010, the number and percentage of outstanding shares of our common stock beneficially owned by each person or entity known to be the beneficial owner of more than 5% of the Company’s common stock:

Name & Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
GAMCO Investors, Inc. One Corporate Center Rye, NY 10580-1435	113,477(1)	7.9%

Dimensional Fund Advisors LP 6300 Bee Cave Road, Building One Austin, Texas 78746	105,258(2)	7.3%

The Lion Fund, L.P. 9311 San Pedro Ave. Suite 1440 San Antonio, TX 78216	98,167(3)	6.8%

Blackrock, Inc. 40 East 52nd Street New York, NY 10022	97,842(4)	6.8%

(1)
This information was obtained from a Schedule 13D filed with the Securities and Exchange Commission (“SEC”) on January 8, 2010.  Gabelli Funds, GAMCO Asset Management, Inc., Gabelli Securities, Inc., Teton Advisors, Inc., MJG Associates, Inc., GGCP, Inc., GAMCO Investors, Inc., and Mario Gabelli share voting and dispositive power over certain of the shares.  Mario Gabelli is deemed to have beneficial ownership of the shares owned beneficially by each of the listed persons.

(2)	This information was obtained from a Schedule 13G filed with the SEC on February 8, 2010.

(3)
This information was obtained from a Schedule 13D filed with the SEC on February 3, 2010 and a Form 4 filed with the SEC on February 8, 2010.  The Lion Fund, L.P., Biglari Capital Corp., Western Acquisitions, L.P., Western Investments, Inc., Sardar Biglari, Western Sizzlin Corp., Mustang Capital Partners I, L.P., Mustang Capital Partners II, L.P., Mustang Capital Advisors, L.P., Mustang Capital Management, L.L.C., Western Mustang Holdings, L.L.C., and Philip Cooley share voting and dispositive power over certain of the shares.  Sardar Biglari is deemed to have beneficial ownership of the shares owned beneficially by each of the listed persons.

(4)	This information was obtained from a Schedule 13G filed with the SEC on January 29, 2010.